                                                                    Exhibit 99.4

                             STOCKHOLDER AGREEMENT

          This STOCKHOLDER AGREEMENT, dated as of March 21, 2000, is entered into by and among PSINet INC., a New York corporation ("BUYER"), METAMOR WORLDWIDE, INC., a Delaware corporation ("METAMOR"), and the other parties who have signed this Agreement (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                                    RECITALS
                                    --------

          WHEREAS, each Stockholder is the beneficial owner of the number of shares of common stock of Buyer, par value $.01 per share, set forth on the signature page to this Agreement (such shares, together with any other shares of capital stock of Buyer acquired by such Stockholder as sole beneficial owner after the date hereof (including through the exercise of stock options, warrants or similar rights or the conversion or exchange of securities) being collectively referred to herein as the "SHARES" of such Stockholder);

          WHEREAS, the respective Boards of Directors of Buyer, Metamor and PSINet Shelf IV Inc. ("MERGER SUBSIDIARY") have approved the execution of an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified in accordance with its terms, the "MERGER AGREEMENT"), with respect to, among other things, the merger of Merger Subsidiary with or into Metamor (the "MERGER");

          WHEREAS, pursuant to the Merger Agreement, each Stockholder is required to execute this Agreement and deliver it to Metamor;

          WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Metamor and Merger Subsidiary have entered into the Merger Agreement, setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

          WHEREAS, as an inducement and an essential condition to Metamor entering into the Merger Agreement, Buyer and each Stockholder have agreed to enter into this Agreement;

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows (certain capitalized terms are used herein with the meanings set forth in Section 6):
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                                      -2-

          1.   Voting Agreement.  Except for Beneficially Owned Shares sold or
               ----------------
otherwise conveyed by a financial institution or broker-dealer pursuant to bona fide pledge arrangements relating to loans or margin arrangements (the "ARRANGEMENTS") made through such financial institution or broker-dealer or with respect to which the Stockholder is subject to restrictions affecting such Stockholder's obligations hereunder ("RESTRICTED SHARES"), each Stockholder hereby agrees with Metamor that, at any meeting of Buyer's shareholders, however called and any postponement or adjournment thereof, or in connection with any written consent of Buyer's shareholders (collectively, the "BUYER STOCKHOLDERS MEETING"), such Stockholder shall, except as restricted by the Arrangements, vote (or, if applicable and requested by Metamor, grant proxies (including proxies to execute consents), execute consents and give approvals in respect of) the Shares Beneficially Owned by such Stockholder as of the date of such meeting or written consent, whether heretofore owned or hereafter acquired in favor of adoption and approval of the issuance of Buyer common stock pursuant to the Merger Agreement and such other matters, if any, as requested by Metamor.

          2.   Restrictions on Transfer.
               ------------------------

          (a) Except with respect to or pursuant to the Arrangements, each Stockholder covenants and agrees with Metamor that, until after the Effective Time, such Stockholder shall not, directly or indirectly give, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of the record or beneficial ownership of (any such act, a "TRANSFER"), or consent to any Transfer of, any or all of the Beneficially Owned Shares or any interest therein. No Transfer of any Beneficially Owned Shares in violation of this Section 2 shall be made or recorded on the books of Buyer and any such Transfer shall be void and of no effect.

          3.   Assignment. Neither this Agreement nor any of the rights,
               ----------
interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, and any purported assignment in violation of this Section 3 shall be void and of no effect. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective administrators, heirs, legal representatives, successors and permitted assignees.

          4.   Termination.  This Agreement shall terminate immediately upon the
               -----------
earlier of: (i) the termination of the Merger Agreement, or (ii) the Effective Time. Notwithstanding the foregoing, this Section 4 and Sections 5 through 6 hereof shall survive any termination of this Agreement and remain in effect until the date on which fully discharged in accordance with their respective terms.

          5.   Stockholder Capacity. By executing and delivering this Agreement,
               --------------------
each Stockholder makes no agreement or understanding herein as to his or its capacity, if any, as a director or officer of Buyer or any subsidiary of Buyer. Each Stockholder signs solely in his or its capacity as the beneficial owner of Buyer's Shares and nothing herein shall limit or affect any actions taken by such Stockholder, or his or its Affiliates, solely in his or their fiduciary capacity as an officer or director of Buyer or any subsidiary of Buyer.
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                                      -3-

          6.   General Provisions.
               ------------------

          (a)  Certain Definitions.  Capitalized terms used herein and not
               -------------------
otherwise defined are used with the meanings ascribed to them in the Merger Agreement. As used in this Agreement, "BENEFICIALLY OWNED" with respect to any securities of Buyer shall mean a Stockholder's having such ownership, control or power to direct the voting or investment with respect to, or otherwise enabling such Stockholder to legally act with respect to, such securities as contemplated hereby, including pursuant to any agreement, arrangement or understanding, whether or not in writing provided, however, that notwithstanding the foregoing, securities Beneficially Owned by such Stockholder shall not include (1) securities Beneficially Owned by all other persons with whom such Stockholder would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act or (2) any securities owned by any trust, limited liability company, relative of such Stockholder or foundation or jointly owned with such Stockholder's spouse.

          (b)  Amendments.  This Agreement may not be amended, supplemented,
               ----------
modified or waived except by an instrument in writing signed by Metamor and the Stockholder or Stockholders to whom such amendment, modification or waiver relates.

          (c)  Notice.  All notices or other communications under this Agreement
               ------
shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed to the notice address specified on the applicable signature page to this Agreement.

          (d)  Interpretation.  The descriptive headings herein are inserted for
               --------------
convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The parties acknowledge and agree that: (i) each party to this Agreement and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to both parties hereto, regardless of which party was generally responsible for the preparation of this Agreement or any provision hereof.

          (e)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts which together shall constitute a single agreement.

          (f)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement
               ----------------------------------------------
and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
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                                      -4-


          (g)  Governing Law.  This Agreement shall be construed in accordance
               -------------
with and governed in all respects, including validity, interpretation and effect, by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

          (h)  Consent to Jurisdiction; Consent to Service.  IN THE EVENT OF ANY
               -------------------------------------------
LITIGATION, CLAIM OR OTHER LEGAL PROCEEDING WITH RESPECT TO ANY MATTER PERTAINING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY. THE PARTIES HERETO HEREBY READILY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND ANY FEDERAL COURT LOCATED IN NEW YORK IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (i)  Severability. If any term or other provision of this Agreement is
               ------------
invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Buyer, Metamor and each Stockholder have executed or caused this Agreement to be duly executed and delivered as of the date first written above.



                                             PSINET INC.

                                             By:  /s/ Harold S. Wills
                                                --------------------------------
                                             Name:  Harold S. Wills
                                             Title:  President
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                                      -5-

                                        METAMOR WORLDWIDE, INC.

                                        By:  /s/ Peter T. Dameris
                                           --------------------------------
                                        Name:  Peter T. Dameris
                                        Title: Chief Executive Officer and
                                               President
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                                      -6-

                    SIGNATURE PAGE TO STOCKHOLDER AGREEMENT

                                       /s/ William L. Schrader
                                       -----------------------------------
                                       Name:  William L. Schrader

                                       Number of Shares Beneficially Owned as of
                                       March 21, 2000:

                                       10,954,744 shares of Common Stock

                                       Notice Address:

                                       c/o PSINet Inc.
                                       510 Huntmar Park Drive
                                       Herndon, Virginia 20170